EXHIBIT 99.1

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

July 29, 2008

[U.S. GAAP]

Consolidated Semi-annual Financial Results Release

For the Six Months Ended June 30, 2008

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL ; http://www.jcom.co.jp/english.html )

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer

Please address all communications to:

Koji Kobayashi, IR Department	Phone: +81-3-6765-8157 E-Mail: KobayashiKo@jupiter.jcom.co.jp

Expected date of filing of semi-annual report: September 29, 2008

Expected date of dividend payment: September 8, 2008

1. Consolidated financial results (From January 1, 2008 to June 30, 2008)

(1) Consolidated operating results

	(In millions of yen, with fractional amounts rounded)
	Revenue		Operating income		Income before income taxes
	(Millions of yen)%		(Millions of yen)%		(Millions of yen)%
Six months ended June 30, 2008	143,815	12.3	25,440	25.4	22,722	29.1
Six months ended June 30, 2007	128,116	24.0	20,293	30.1	17,603	30.4

Year ended December 31, 2007	264,508		42,816		37,506

	Net income		Net income per share		Net income per share, (diluted)
	(Millions of yen)%		(Yen)		(Yen)
Six months ended June 30, 2008	13,063	13.2	1,906.79		1,903.49
Six months ended June 30, 2007	11,538	42.1	1,803.39		1,795.57

Year ended December 31, 2007	23,992		3,650.27		3,638.93

(Notes)

1. Equity in earnings of affiliates;

For the six months ended June 30, 2008: 284 million yen	For the six months ended June 30, 2007: 136 million yen
For the year ended December 31, 2007: 291 million yen

2. The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes.

(2) Consolidated financial position

	Total assets	Shareholders’ equity	Equity capital ratio to total assets	Shareholders' equity per share
	(Millions of yen)	(Millions of yen)%		(Yen)
June 30, 2008	687,820	344,286	50.1	50,213.51
June 30, 2007	632,672	291,988	46.2	45,518.11

December 31, 2007	680,416	330,009	48.5	48,195.11

(3) Consolidated cash flow statement

	Cash flows from operating activities	Cash flows from investing activities	Cash flows from financing activities	Balance of cash & cash equivalents
	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
Six months ended June 30, 2008	44,825	(20,064)	(15,383)	32,268
Six months ended June 30, 2007	47,155	(24,790)	(13,474)	29,377

Year ended December 31, 2007	95,226	(52,728)	(40,094)	22,890

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

2. Dividend information

Dividend per share (Yen)

Interim Year end Total

December 31, 2007 ¯ ¯ 0.00

December 31, 2008 500.00 750.00

December 31, 2008 (Forecast) 250.00

(Notes) Interim dividend amount per share ¥500 includes ¥250 as a special dividend.

3. Consolidated forecasts for the fiscal year ending December 31, 2008 (from January 1, 2008 to December 31, 2008)

	Revenue		Operating income		Income before income taxes		Net income		Net income per share
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Yen)
Annual	295,000	11.5	50,000	16.8	45,000	20.0	27,000	12.5	3,939.31

(Notes)

1. The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes

2. There are no changes from the press release dated January 30, 2008, except "Net income per share"

4. Other information

(1) Change in significant consolidated subsidiaries : None

(2) Change in significant accounting and reporting policies

1. Change caused by revision of accounting standards and other regulations : None

2. Change in accounting methods other than above : None

(3) Outstanding shares

1. Number of issued shares at end of term (consolidated):

As of June 30, 2008: 6,936,442 shares	As of June 30, 2007: 6,414,769 shares	As of December 31, 2007: 6,927,357 shares

2. Number of treasury stock:

As of June 30, 2008: 80,000 shares	As of June 30, 2007: 0 shares	As of December 31, 2007: 80,000 shares

(Note) Regarding number of shares basis of per share data, please refer to page 14.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

(Ref) Parent Company Only [JAPANESE GAAP]

1. Financial results (From January 1, 2008 to June 30, 2008)

(1) Operating results

	(In millions of yen, with fractional amounts rounded)
	Revenue		Operating income		Ordinary income
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)
Six months ended June 30, 2008	56,092	13.2	4,995	74.3	5,120	65.3
Six months ended June 30, 2007	49,566	4.9	2,866	464.4	3,097	32.7

Year ended December 31, 2007	107,807		8,147		8,656

	Net income		Net income per share
	(Millions of yen)	(%)	(yen)
Six months ended June 30, 2008	3,961	30.8	578.17
Six months ended June 30, 2007	3,029	37.0	473.44

Year ended December 31, 2007	6,327		962.71

(Notes) The percentages shown next to revenue, operating income, ordinary income and net income represent year-on-year changes.

(2) Financial position

	(In millions of yen, with fractional amounts rounded)
	Total assets	Net assets	Equity capital ratio to total assets	Net assets per share
	(Millions of yen)	(Millions of yen)	(%)	(Yen)
June 30, 2008	414,932	251,593	60.6	36,691.05
June 30, 2007	375,876	199,259	53.0	31,059.51

December 31, 2007	427,146	246,458	57.7	35,991.30

(Notes) Stockholders’ equity:	As of June 30, 2008	¥251,570 million	As of December 31, 2007	¥246,444 million
	As of June 30, 2007	¥199,256 million

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

1. Business Results

(1) Analysis of Business Results

a. Business Results for the First Half of the Current Fiscal Year

Status of J:COM

Jupiter Telecommunications Co., Ltd.’s consolidated group (the J:COM Group or the Company) positioned this fiscal year as one for achieving strong growth in cable television services. During the first half of this year, the J:COM Group has made steady progress with its Volume plus Value growth strategy and its content strategy.

The status of various efforts to implement its growth strategy is as follows.

In pursuit of its volume strategy and the focus on increasing subscribing households, the J:COM Group increased the number of customer contact points by diversifying its sales routes. In particular, it strengthened marketing efforts at J:COM Shops which provide direct experience of the J:COM Group’s services to prospective customers to increase the efficiency of its sales operations. The first J:COM Shop was launched in April 2007 and we now have 37 shops as the end of June 2008.

The J:COM Group continues to seek equity-base alliances and acquire cable television companies and expanded its coverage areas by the January 2008 acquisition of a controlling interest in Kyoto Cable Communications Co., Ltd. and the February 2008 acquisition of the cable television business in the certain areas of the Kobe City Development & Management Foundation. The J:COM Group has also re-organized its consolidated subsidiaries and operations to improve its operational efficiencies and competitiveness. As a part of these efforts, Fukuoka Cable Network Co., Ltd.(FCN) which is in Kyushu region, announced its merger with Cable Vision 21 Inc., a subsidiary of J:COM, effective September 1, 2008. Through this merger, FCN, which has been the only equity-method affiliate among J:COM’s cable television systems, will become a consolidated subsidiary of J:COM.

In pursuit of its value strategy, the J:COM Group aims to improve monthly average revenue per user(ARPU). The J:COM Group worked to raise the number of services offered per subscribing households (bundle ratio) and to increase added value in existing services. In the area of high-speed Internet access services, it expanded the coverage area for 160 Mbps super high-speed Internet access services beyond the Kansai area, where this service was initially launched in 2007. The J:COM Group nearly achieved full roll-out by the end of July 2008 excluding Kyoto Cable Communications Co., Ltd. The J:COM Group’s high-speed Internet access services are highly competitive in comparison to the services offered by other major telecommunications companies. This service gained the attention of subscribers and contributed to an increase in subscriber numbers as well as growth in ARPU. We plan to provide this service throughout the J:COM Group by the end of January 2009.

In pursuit of its content strategy, the J:COM Group improved the quality of its programming content through the broadcasting of a new channel (Channel Ginga) in April 2008. The J:COM Group also enhanced its channel lineup through the addition of two highly rated U. S. channels, FOXCRIME and the Sci Fi Channel in March and April 2008, respectively.

In addition, as a facet of the activities to market “J:COM on Demand,” the J:COM Group plans to provide NHK(Japan Broadcasting Corporation) on Demand distribution service via J:COM on Demand service in December 2008. This will be a service that allows viewers to enjoy NHK television programming of their

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

choice, at their convenience. NHK on Demand consists of two types of services, NHK Archive Selection and Catch UP programs. Adding this new service to the J:COM lineup is expected to increase both the overall number of subscribers and utilization of the “J:COM on Demand” service.

To diversify its income sources, the J:COM Group last year launched a full-scale entry into the advertising business. To further enhance its marketing capabilities in the advertising field, the J:COM Group has integrated its marketing operations into a newly established Ad Sales Division under the Jupiter TV Company to increase its operating efficiencies through improved synergies in April 2008.

As a result of the above-mentioned measures, the total number of subscribing households (the number of households that subscribe to one or more services) of consolidated managed system operators increased 177,500 households (7%) from June 30, 2007 to 2,759,600 households at June 30, 2008. By type of service, cable television subscribers grew by 107,900 households (5%) since June 30, 2007 to 2,245,500 households as of June 30, 2008. High-speed Internet access subscribers increased by 123,400 households (11%) from June 30, 2007 to 1,280,600 households and telephony service subscribers grew by 191,800 households (16%) from June 30, 2007 to 1,404,900 households. The bundle ratio increased from 1.75 as of June 30, 2007 to 1.79 as of June 30, 2008 and ARPU reached ¥7,754 for the six months ended June 30, 2008, up ¥101 from the same period of the previous fiscal year.

In the following discussion, we quantify the impact of acquisitions on our results of operations. The acquisition impact represents our estimate of the difference between the operating results of the periods under comparison that is attributable to the timing of an acquisition. In general, we base our estimate of the acquisition impact on an acquired entity’s operating results during the first three months following the acquisition date such that changes from those operating results in subsequent periods are considered to be organic changes. Included as acquisition in the below discussion are the July 2007 acquisition of Jupiter Visual Co. Ltd, the September 2007 merger with Jupiter TV Co., Ltd. and its subsidiaries and affiliates (JTV Group), the January 2008 acquisition of Kyoto Cable Communications Co. Ltd., and the February acquisition of Kobe City Development & Management Foundation.

Revenue

Revenue increased by ¥15,699 million, or 12%, from ¥128,116 million for the six months ended June 30, 2007 to ¥ 143,815 million for the six months ended June 30, 2008. This increase includes ¥6,814 million that is attributable to the aggregate impact of acquisitions. Excluding the effects of these acquisitions, total revenue increased by ¥ 8,885 million, or 7%.

Subscription fees increased by ¥9,342 million, or 8%, from ¥112,761 million for the six months ended June 30, 2007 to ¥122,103 million for the six months ended June 30, 2008. This increase was due primarily to an 8% organic growth of subscription fees and the addition of subscription fees from newly consolidated subsidiaries. This increase includes ¥928 million that is attributable to the aggregate impact of acquisitions. Excluding the impact of acquisitions, subscription fees increased by ¥8,414 million, or 8%.

Cable television subscription fees increased by ¥4,873 million, or 8%, from ¥60,507 million for the six months ended June 30, 2007 to ¥65,380 million for the six months ended June 30, 2008. This 8% increase in cable television subscription fees was due to a 7 % organic growth of subscription fees, the addition of fees from newly consolidated subsidiaries, and the increasing proportion of cable television subscribers who subscribe to our digital service, for which we charge a higher fee compared to our analog service. As of June 30, 2008, 73 % of cable television subscribers were receiving our digital service, compared to 59% as of June 30, 2007.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

High-speed Internet access subscription fees increased by ¥2,892 million, or 9%, from ¥32,631 million for the six months ended June 30, 2007 to ¥35,523 million for the six months ended June 30, 2008. This increase in high-speed Internet access subscription fees was primarily attributable to a 9 % organic increase in subscription fees and the addition of fees from newly consolidated subsidiaries partially offset by lower ARPU due to product bundling discounts.

Telephony subscription fees increased by ¥1,577 million, or 8%, from ¥19,623 million for the six months ended June 30, 2007 to ¥21,200 million for the six months ended June 30, 2008. This increase in telephony subscription fees was attributable to an 8% organic increase in subscription fees that were partially offset by a decrease in call charges.

Other revenue increased by ¥6,357 million, or 41% , from ¥15,355 million for the six months ended June 30, 2007 to ¥21,712 million for the six months ended June 30, 2008. This increase includes ¥5,886 million that is attributable to the aggregate impact of acquisitions primarily attributable to the merger with JTV Group.

Operating costs and expenses.

Operating and programming costs increased by ¥4,484 million, or 9%, from ¥51,319 million for the six months ended June 30, 2007 to ¥55,803 million for the six months ended June 30, 2008. This increase includes ¥2,616 million that is attributable to the aggregate impact of acquisitions. The remaining increases are due primarily to programming and interconnect costs which are directly related to growth of our subscriber base.

Selling, general and administrative expenses increased by ¥4,323 million, or 17%, from ¥25,010 million for the six months ended June 30, 2007 to ¥29,333 million for the six months ended June 30, 2008. This increase includes ¥2,622 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily attributable to increase in personnel costs.

Depreciation and amortization expenses increased by ¥1,745 million, or 6%, from ¥31,494 million for the six months ended June 30, 2007 to ¥33,239 million for the six months ended June 30, 2008. The increase is attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers.

Operating income, as a result of the above items, increased by ¥5,147 million, or 25%, from ¥20,293 million for the six months ended June 30, 2007 to ¥25,440 million for the six months ended June 30, 2008.

Interest expense, net increased by ¥234 million, or 11%, from ¥2,095 million for the six months ended June 30, 2007 to ¥2,329 million for the six months ended June 30, 2008.

Income before income taxes increased by ¥5,119 million, or 29%, from ¥17,603 million for the six months ended June 30, 2007 to ¥22,722 million for the six months ended June 30, 2008.

Net income increased by ¥1,525 million, or 13%, from ¥11,538 million for the six months ended June 30, 2007 to ¥13,063 million for the six months ended June 30, 2008 for the reasons set forth above.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

b. Forecasts for the Fiscal Year Ending December 2008

The most important issue for the J:COM Group this fiscal year is one for achieving strong growth in cable television services. To achieve this goal, the J:COM Group will use one of its greatest strengths— diversified marketing touch points finely tailored for each region. In addition, the J:COM Group’s value-added services such as high-speed Internet access and enhanced cable television services, improves the level of subscriber satisfaction and differentiates the J:COM Group from its competitors, which leads to increases in subscriber numbers and ARPU.

J:COM Group forecasts revenue of ¥295 billion, operating income of ¥50 billion, and net income of ¥27 billion for this fiscal year.

(2) Financial position

Asset, Liability and Stockholders’ equity

Total assets increased by ¥7,404 million, from ¥680,416 million as of December 31, 2007 to ¥687,820 million as of June 30, 2008. The increase is primarily due to acquisitions made in the first quarter of 2008.

Total liabilities decreased by ¥8,098 million, from ¥345,008 million as of December 31, 2007 to ¥336,910 million as of June 30, 2008. The decrease is primarily due to decrease in long-term debt, accounts payable and income tax payable.

Stockholders’ equity increased by ¥14,277 million, from ¥330,009 million as of December 31, 2007 to ¥344,286 million as of June 30, 2008. The increase is primarily due to net income for the six months ended June 30, 2008.

Cash flows

For the six months ended June 30, 2008, the net cash provided by our operating activities of ¥44,825 million and existing cash and cash equivalent was used to fund net cash used in our investing and financing activities of ¥20,064 million and ¥15,383 million, respectively.

Cash Provided by Operating Activities. Net cash flows provided by operating activities decreased ¥2,330 million, or 5% from ¥47,155 million for the six months ended June 30, 2007 to ¥44,825 million for the six months ended June 30, 2008. The decrease is primarily attributable to (i) an increase in cash used for our operating and SG&A expenses, (ii) an increase in cash paid for income taxes and (iii) an increase in cash used as a result of changes in our working capital accounts. These decreases were partially offset by an increase in our revenue for the six months ended June 30, 2008.

Cash Used in Investing Activities. Net cash used in investing activities decreased ¥4,726 million from ¥24,790 million for the six months ended June 30, 2007 to ¥20,064 million for the six months ended June 30, 2008. The net cash used for the six months ended June 30, 2008 primarily consisted of ¥17,254 million for capital expenditures and ¥2,841 million for our acquisition of new subsidiary and business operations.

Cash Used in Financing Activities. Net cash used in financing activities increased ¥1,909 million, or 14% from ¥13,474 million for the six months ended June 30, 2007 to ¥15,383 million for the six months ended June 30, 2008. The increase is primarily attributable to the net impact of (i) a ¥1,843 million decrease in proceeds received from the issuance of our common stock, (ii) a ¥842 million increase in net principal repayments of debt and capital lease obligations and (iii) a ¥776 million increase of other financing activities.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

(3) Fundamental Policy Regarding the Distribution of Profits and Dividends

The Company is strongly aware that the distribution of profits to shareholders is an important management issue. In the first-half of the current fiscal year under review, the Company will start to pay dividends, while also continuing to increase the J:COM Group’s internal reserves for future potential investments such as acquisition of other companies or capital investment, as it executes a policy of stable and continuous returns to shareholders.

The interim dividend will be ¥500 per share, which includes a special dividend of ¥250 per share. A year-end dividend of ¥250 per share is planned.

Going forward, it is the Company’s policy to provide sound returns to shareholders while continuing to ensure the sustainable growth of its business.

2. Status of the Jupiter Telecommunications Co., Ltd. (J:COM) Group

Omitted since there have been no significant changes in the J:COM Group’s status as described in the latest Annual Securities Reports (submitted on March 27, 2008).

3. Management Policy

(1) Fundamental Management Policy

Omitted since there have been no significant changes in the J:COM Group’s fundamental management policy as described in the Consolidated Annual Financial Results Release for the Year Ended December 31,2007 (released January 30, 2008).

The aforementioned Consolidated Annual Financial Results Release can be found online at:

http://www.jcom.co.jp/ir/en/irlibrary/brief.html

(J:COM Website)

(2) Target Management Indices

Omitted since there have been no significant changes in the J:COM Group’s target management indices as described in the Consolidated Annual Financial Results Release for the Year Ended December 31,2007 (released January 30, 2008).

The aforementioned Consolidated Annual Financial Results can be found online at:

http://www.jcom.co.jp/ir/en/irlibrary/brief.html

(J:COM Website)

(3) Medium- and Long-term Management Strategies and Issues Requiring Action

Omitted since there have been no significant changes in the J:COM Group’s medium- and long-term management strategies and issues requiring action as described in the Consolidated Annual Financial Results Release for the Year Ended December 31, 2007 (released January 30, 2008).

The aforementioned Consolidated Annual Financial Results Release can be found online at:

http://www.jcom.co.jp/ir/en/irlibrary/brief.html

(J:COM Website)

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

4. Semi-annual Consolidated Financial Statements

For the 6 Months Ended June 30, 2008

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
	Six months ended June 30, 2008	Six months ended June 30, 2007	Change		Year ended Dec. 31, 2007
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	122,103	112,761	9,342	8.3	230,061
Other	21,712	15,355	6,357	41.4	34,447

	143,815	128,116	15,699	12.3	264,508

Operating costs and expenses
Operating and programming costs	(55,803)	(51,319)	(4,484)	(8.7)	(104,748)
Selling, general and administrative	(29,333)	(25,010)	(4,323)	(17.3)	(52,722)
Depreciation and amortization	(33,239)	(31,494)	(1,745)	(5.5)	(64,222)

	(118,375)	(107,823)	(10,552)	(9.8)	(221,692)

Operating income	25,440	20,293	5,147	25.4	42,816
Other income (expenses) :
Interest expense, net:
Related parties	(717)	(652)	(65)	(10.0)	(1,332)
Other	(1,612)	(1,443)	(169)	(11.7)	(2,944)
Equity in earnings of affiliates	284	136	148	108.9	291
Other income, net	313	338	(25)	(7.0)	558

Income before income taxes and other items	23,708	18,672	5,036	27.0	39,389
Minority interest in net income of consolidated subsidiaries	(986)	(1,069)	83	7.8	(1,883)

Income before income taxes	22,722	17,603	5,119	29.1	37,506
Income tax expense	(9,659)	(6,065)	(3,594)	59.2	(13,514)

Net income	13,063	11,538	1,525	13.2	23,992

Per Share data
Net income per share – basic	1,906.79	1,803.39	103.40	5.7	3,650.27
Net income per share – diluted	1,903.49	1,795.57	107.92	6.0	3,638.93
Weighted average number of ordinary shares outstanding – basic	6,851,517	6,397,907	453,610	7.1	6,572,638
Weighted average number of ordinary shares outstanding – diluted	6,863,393	6,425,765	437,628	6.8	6,593,130

(Note) Percentages are calculated based on amounts before rounded in Change column.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(YEN IN MILLIONS)
	June 30, 2008	December 31, 2007	Change
Account	Amount	Amount	Amount
Current assets:
Cash and cash equivalents	32,268	22,890	9,378
Accounts receivable	12,410	13,198	(788)
Allowance for doubtful accounts	(375)	(356)	(19)
Deferred tax asset - current	10,514	11,738	(1,224)
Prepaid expenses and other current assets	5,619	5,164	455

Total current assets	60,436	52,634	7,802

Investments:
Investments in affiliates	14,107	19,502	(5,395)
Investments in other securities, at cost	2,141	2,139	2

	16,248	21,641	(5,393)

Property and equipment, at cost:
Land	2,923	2,789	134
Distribution system and equipment	552,282	523,599	28,683
Support equipment and buildings	40,045	39,148	897

	595,250	565,536	29,714

Less accumulated depreciation	(256,753)	(228,341)	(28,412)

Total property and equipment at cost	338,497	337,195	1,302

Other assets:
Goodwill	225,239	221,493	3,746
Identifiable intangible asset, net	34,244	32,862	1,382
Deferred tax asset – non current	2,208	4,423	(2,215)
Other	10,948	10,168	780

Total other assets	272,639	268,946	3,693

Total assets	687,820	680,416	7,404

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

	June 30, 2008	December 31, 2007	Change
Account	Amount	Amount	Amount
Current liabilities:
Short-term loans	2,000	2,625	(625)
Long-term debt–current portion	12,179	21,308	(9,129)
Capital lease obligations–current portion
Related parties	12,408	11,671	737
Other	2,897	2,947	(50)
Accounts payable	20,144	24,279	(4,135)
Income taxes payable	6,128	7,082	(954)
Deposit from related parties	3,768	3,536	232
Deferred revenue – current portion	6,197	6,088	109
Accrued expenses and other liabilities	8,687	6,236	2,451

Total current liabilities	74,408	85,772	(11,364)

Long-term debt, less current portion	144,591	143,219	1,372
Capital lease obligations, less current portion:
Related parties	34,499	34,335	164
Other	5,998	6,911	(913)
Deferred revenue	57,169	54,708	2,461
Redeemable preferred stock of consolidated subsidiary	500	500	—
Deferred tax liability – non current	10,775	12,643	(1,868)
Other liabilities	8,970	6,920	2,050

Total liabilities	336,910	345,008	(8,098)

Minority interests	6,624	5,399	1,225

Shareholders’ equity:
Ordinary shares no par value	117,098	116,734	364
Additional paid-in capital	231,882	231,493	389
Accumulated deficit	2,984	(10,079)	13,063
Treasury stock	(7,520)	(7,520)	—
Accumulated other comprehensive income	(158)	(619)	461

Total shareholders’ equity	344,286	330,009	14,277

Total liabilities, minority interest and shareholders’ equity	687,820	680,416	7,404

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	(YEN IN MILLIONS)
	Ordinary Shares	Additional paid-in capital	Comprehensive Income/(Loss)	Accumulated Deficit	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock at cost	Total Shareholders’ Equity
Balance at December 31, 2006	115,232	196,335		(34,071)	(200)	(0)	277,296

Net income:			23,992	23,992			23,992
Other comprehensive income:
Changes in the fair value of derivative financial instruments			(419)		(419)		(419)

Comprehensive income			23,573

Stock option exercise	1,502	1,470					2,972
Stock compensation (includes paid not issued options)		141					141
Increase due to merger		33,547					33,547
Purchase of treasury stock						(7,520)	(7,520)

Balance at December 31, 2007	116,734	231,493		(10,079)	(619)	(7,520)	330,009

Net Income			13,063	13,063			13,063
Other comprehensive income:
Changes in the fair value of derivative financial instruments			461		461		461

Comprehensive income			13,524

Stock option exercise	364	364					728
Stock compensation		25					25
Purchase of treasury stock

Balance at June 30, 2008	117,098	231,882		2,984	(158)	(7,520)	344,286

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(YEN IN MILLIONS)
	Six months ended June 30, 2008	Six months ended June 30, 2007	Year ended December 31, 2007
Classification	Amount	Amount	Amount
Cash flows from operating activities:
Net income	13,063	11,538	23,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,239	31,494	64,222
Equity in earnings of affiliates	(284)	(136)	(291)
Minority interest in net income of consolidated subsidiaries	986	1,069	1,883
Stock compensation expenses	25	90	140
Deferred income taxes	1,973	855	1,657
Non-cash gain from forgiveness of debt	(135)	—	—
Changes in operating assets and liabilities, excluding effects of business combinations:
Decrease in accounts receivable, net	1,131	2,084	2,477
(Increase)/decrease in prepaid expenses and other current assets	(1,549)	(4)	214
Increase in other assets	(47)	(1,555)	(2,478)
Increase/(decrease) in accounts payable	(4,626)	(2,920)	412
Increase in accrued expenses and other liabilities	1,384	4,879	2,834
Increase/(decrease) in deferred revenue	(335)	(239)	164

Net cash provided by operating activities	44,825	47,155	95,226

Cash flows from investing activities:
Capital expenditures	(17,254)	(20,353)	(46,348)
Acquisitions of new subsidiaries, net of cash acquired	(1,131)	—	634
Acquisition of new business operation	(1,710)	—	—
Investments in and advances to affiliates	—	—	(1,138)
Loan to related party	—	(3,650)	(5,166)
Principle received from related party	—	—	1,350
Acquisition of minority interests in consolidated subsidiaries	(87)	(951)	(2,543)
Other investing activities	118	164	483

Net cash used in investing activities	(20,064)	(24,790)	(52,728)

Cash flows from financing activities:
Proceeds from issuance of common stock	727	2,570	2,973
Purchase of treasury stock	—	—	(7,520)
Change in short-term loans	(200)	(300)	335
Proceeds from long-term debt	25,284	253	613
Principal payments of long-term debt	(33,451)	(8,125)	(25,699)
Principal payments under capital lease obligations	(8,499)	(7,852)	(15,689)
Other financing activities	756	(20)	4,893

Net cash used in financing activities	(15,383)	(13,474)	(40,094)

Net increase in cash and cash equivalents	9,378	8,891	2,404

Cash and cash equivalents at beginning of period	22,890	20,486	20,486

Cash and cash equivalents at end of period	32,268	29,377	22,890

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

Notes to Interim Period Consolidated Financial Statements

Scope of consolidation

(1)	Number of consolidated subsidiaries: 30

(2)	The names of major consolidated subsidiaries: J:COM West Co., Ltd., J:COM Kanto Co., Ltd., J:COM Tokyo Co., Ltd.

(3)	Change of scope of consolidation

The consolidated subsidiary J:COM Kansai Co., Ltd. merged with the consolidated subsidiaries Hokusetsu Cable Net Co., Ltd. and Cable West Inc. J:COM Kansai Co., Ltd. was renamed J:COM West Co., Ltd.

The Company acquired the shares of Kyoto Cable Communications Co., Ltd. from other shareholders, making it a consolidated subsidiary from an equity method affiliate.

The Company sold all of its shares of JSBC2 Co., Ltd.

Since there is no significant change from Annual Securities Reports (submitted on March 27, 2008) except for the above, we are not required to provide any additional information.

Segment Information

(1)	Operating segments

The Company’s new channel services are considered a separate operating segment, however, due to the insignificant size of these channel service operations, management has determined it has one reportable segment “Broadband communications services” as of June 30, 2008. Therefore, information on operating segments is not applicable in this section.

(2)	Segment information by region

Since the Company does not have any overseas subsidiaries or branches, this section is not applicable.

Earning per share

	Six months ended June 30,		Year ended December 31,
	2008	2007	2007
Net income (Yen in Million)	13,063	11,538	23,992

Weighted average common shares outstanding:
Basic	6,851,517	6,397,907	6,572,638
Effect of dilutive common stock equivalents	11,876	27,858	20,492
Diluted	6,863,393	6,425,765	6,593,130

Earnings per share (Yen):
Basic	1,906.79	1,803.39	3,650.27
Diluted	1,903.49	1,795.57	3,638.93

Subsequent events

On July 4, 2008, shareholders of Cable Vision 21, Inc., our consolidated subsidiary, and Fukuoka Cable Network Co., Ltd., our equity method affiliate, agreed to merge these two companies and signed a merger agreement. In accordance with the merger agreement, the merger will take place on September 1, 2008 and FCN will be a surviving entity under a new company name as J:COM Fukuoka Co., Ltd. (JFC) and JFC will become our consolidated subsidiary. Upon the merger, we expect that JFC will provide a higher level of assurance and reliability to its subscribers by enhancing its presence in the market as a largest cable TV company in the Kyushu area. Also, we expect that this merger will enable JFC to improve its financial strength and business efficiency, to further expand service areas, and to contribute community in the Kyushu area by providing improved access and service.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

5. Semi-annual financial Statements

For the 6 Months Ended June 30, 2008

JUPITER TELECOMMUNICATIONS CO., LTD

(Parent Company Only-Japanese GAAP)

STATEMENTS OF INCOME

	(YEN IN MILLIONS)
	Six months ended June 30, 2008	Six months ended June 30, 2007	Change		Year ended Dec 31, 2007
Account	Amount	Amount	Amount	(%)	Amount
Sales	56,092	49,566	6,526	13.2	107,807
Cost of sales	44,341	41,241	3,100	7.5	87,952

Gross income	11,751	8,325	3,426	41.2	19,855
Selling, general & administrative expenses	6,756	5,459	1,297	23.8	11,708

Operating income	4,995	2,866	2,129	74.3	8,147
Non-Operating profit	1,532	1,815	(283)	(15.6)	3,635
Non-Operating charges	1,407	1,584	(177)	(11.2)	3,126

Ordinary income	5,120	3,097	2,023	65.3	8,656
Extraordinary gain	710	—	710	—	—
Extraordinary losses	144	—	144	—	59

Net Income before taxes	5,686	3,097	2,589	83.6	8,597
Income taxes & inhabitant taxes	16	1,392	(1,376)	(98.9)	3,661
Income taxes – deferred	1,709	(1,324)	(3,033)	—	(1,391)

Net Income after taxes	3,961	3,029	932	30.8	6,327

(Note) Percentages are calculated based on amounts before rounded in Change column.

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

JUPITER TELECOMMUNICATIONS CO., LTD

(Parent Company Only-Japanese GAAP)

BALANCE SHEETS

	(YEN IN MILLIONS)
	June 30, 2008	December 31, 2007	Change	Account	June 30, 2008	December 31, 2007	Change
Account	Amount	Amount	Amount		Amount	Amount	Amount
Current assets:				Current liabilities:
Cash and cash equivalents	1,698	1,437	261	Accounts payable-Trade	8,882	7,964	918
Accounts receivable-Trade	11,952	11,533	419	Long-term debt-current portion	8,984	18,075	(9,091)
Inventories	1,161	359	802	Other current liabilities	5,053	10,849	(5,796)

Other current assets	39,434	24,089	15,345	Total current liabilities	22,919	36,888	(13,969)

Total current assets	54,245	37,418	16,827	Fixed liabilities:

				Long-term debt	130,477	128,151	2,326
				Other long term liabilities	9,943	15,649	(5,706)

				Total fixed liabilities	140,420	143,800	(3,380)

Fixed assets				Total Liabilities	163,339	180,688	(17,349)

Tangible fixed assets	2,821	2,962	(141)	Stockholders’ equity
Intangible fixed assets	10,896	19,800	(8,904)	Common stock	117,098	116,734	364
Investments to subsidiaries and affiliates	263,604	269,612	(6,008)	Capital surplus:
Long-term loans to related parties	78,400	92,300	(13,900)	Capital reserve	31,237	30,873	364
Other assets	4,966	5,054	(88)	Additional paid-in capital	94,132	94,132	—

Total investments and other assets	346,970	366,966	(19,996)	Total Capital Surplus	125,369	125,005	364

Total fixed assets	360,687	389,728	(29,041)	Accumulated profit

				Retained earnings carried forward	16,770	12,809	3,961

				Total retained earnings	16,770	12,809	3,961

				Treasury stock	(7,520)	(7,520)	—

				Total Stockholder’s equity	251,717	247,028	4,689

				Revaluation surplus
				Deferred hedge gain (loss)	(147)	(584)	437

				Total Revaluation surplus	(147)	(584)	437

				Stock option	23	14	9

				Total Net Assets	251,593	246,458	5,135

Total Assets	414,932	427,146	(12,214)	Total Liabilities and Net Assets	414,932	427,146	(12,214)

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

JUPITER TELECOMMUNICATIONS CO., LTD

(Parent Company Only-Japanese GAAP)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the 6 months ended June 30, 2008	(YEN IN MILLIONS)
	Stockholders’ equity
		Capital Surplus			Retained Earnings
					Accumulated profit
	Common stock	Capital reserve	Additional paid-in capital	Total capital surplus	Retained earnings carried forward	Total retained earnings	Treasury stock	Total Stockholders’ equity
Balance at December 31, 2007	116,734	30,873	94,132	125,005	12,809	12,809	(7,520)	247,028

Movement for this period
Net income					3,961	3,961		3,961
Stock option exercise	364	364		364				728
Movement other than Stockholders’ equity item								—

Total movement	364	364		364	3,961	3,961		4,689

Balance at June 30, 2008	117,098	31,237	94,132	125,369	16,770	16,770	(7,520)	251,717

	Revaluation surplus
	Deferred hedge gain (loss)	Total revaluation surplus	Stock option	Total Net assets
Balance at December 31, 2007	(584)	(584)	14	246,458

Movement for this period
Net income				3,961
Stock option exercise				728
Movement other than Stockholders’ equity item	437	437	9	446

Total movement	437	437	9	5,135

Balance at June 30, 2008	(147)	(147)	23	251,593

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

For the 12 months ended December 31, 2007	(YEN IN MILLIONS)
	Stockholders’ equity
			Capital Surplus			Retained Earnings
						Accumulated profit
	Common stock	Advance on subscription	Capital reserve	Additional paid-in capital	Total capital surplus	Retained earnings carried forward	Total retained earnings	Treasury stock	Total Stockholders’ equity
Balance at December 31, 2006	115,232	32	29,371	42,230	71,601	6,482	6,482	(0)	193,347

Movement for this period
Net income						6,327	6,327		6,327
JTV merger				51,902	51,902				51,902
Treasury stock								(7,520)	(7,520)
Stock option exercise	1,486		1,486		1,486				2,972
Reclassified from Advance on subscription to Common stock or Capital reserve	16	(32)	16		16				—
Movement other than Stockholders’ equity item									—

Total movement	1,502	(32)	1,502	51,902	53,404	6,327	6,327	(7,520)	53,681

Balance at December 31, 2007	116,734	—	30,873	94,132	125,005	12,809	12,809	(7,520)	247,028

	Revaluation surplus
	Deferred hedge gain(loss)	Total revaluation surplus	Stock option	Total Net assets
Balance at December 31, 2006	(192)	(192)	—	193,155

Movement for this period
Net income				6,327
JTV merger				51,902
Treasury stock				(7,520)
Stock option exercise				2,972
Reclassified from Advance on subscription to Common stock or Capital reserve				—
Movement other than Stockholders’ equity item	(392)	(392)	14	(378)

Total movement	(392)	(392)	14	53,303

Balance at December 31, 2007	(584)	(584)	14	246,458

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

Change of Significant Accounting Policies (Parent Only-Japanese GAAP)

Due to early adoption of new accounting guidance, JICPA Accounting Standard Committee Report No. 10 (The revision of the practical guidance for deferred income tax accounting for stand alone financial statements), our operating income and ordinary income both increased by ¥422 million and our net income before taxes increased by ¥703 million.

Additional Information

Business combination

Based on the JTV valuation report updated by the supplemental information we had acquired during the current half year, the purchase price allocation was finalized since the previous purchase price allocation was based on preliminary estimates of fair value with the available data at the time.

The carrying amount of goodwill was adjusted based on the final purchase price allocation and the application of new practical guidelines, deferred tax accounting for financial statement, as follow.

(Yen in Millions)
Account	Change in goodwill
<Purchase price allocation>
Current assets (Other current assets)	12
Non-current assets (Investments in subsidiaries and affiliates)	7,168

Subtotal	7,180

<Effect of early adoption of new accounting guidance >
Other long-term liabilities (Deferred income tax)	(15,619)

Total	(8,439)

July 29, 2008

Jupiter Telecommunications Co., Ltd.

Unit: Yen in 100 million (rounding in 10 million yen)

P/L 6 months

ended June

30, 2008 6 months

ended June

30, 2007 Change Forecast for the year ending Dec. 31, 2008 Progress (%) Explanation of changes

Amount %

Revenue:

Subscription fee 1,221 1,128 93 8% Subscription fee breakdown: Cable TV 654(+49, or +8%), HS Internet 355(+29, or +9%), Telephony 212(+16, or +8%). Effect of acquisitions (+9)

Other 217 154 64 41% Effect of acquisitions (+59)

Total 1,438 1,281 157 12% 2,950 49% Effect of acquisitions (+68)

Operating costs and expenses:

Operating & programming costs 558 513 45 9% In line with increase in the cost directly related to growth of our subscriber base.

Effect of acquisitions (+26)

Selling, general & administrative 293 250 43 17% Increase due to effect of acquisitions (+26), and personnel costs.

Depreciation & amortization 332 315 17 6% Increase in fixed assets related to the installation of services to new customers.

Effect of acquisitions (+5)

Operating income 254 203 51 25% 500 51%

Other income/expense:

Interest expense, net 23 21 2 11%

Equity in earnings of affiliates 3 1 1 109%

Other income, net 3 3 (0) (7%)

Income before taxes, minority 237 187 50 27%

Minority interest in net income 10 11 (1) (8%)

Income before income taxes 227 176 51 29% 450 50%

Income taxes 97 61 36 59%

Net income 131 115 15 13% 270 48%

OCF *1 587 519 68 13% (Note) Acquisitions include Jupiter Visual Communications, Jupiter TV, Kyoto Cable Communications and a part of former Kobe Cablevision.

Margin 40.8% 40.5% 0.3%

Assets and Liabilities As of June 30, 2008 As of Dec. 31, 2007 Change Capital

Expenditure 6 months

ended June 30, 2008 6 months

ended June 30, 2007 Change

Amount %

Total Assets 6,878 6,804 74 Capital expenditures 173 204 (31) (15%)

Equity 3,443 3,300 143 Capital lease expenditure 71 88 (17) (19%)

Equity capital ratio to total assets 50% 49% 2% Total 244 292 (48) (16%)

Debt

(including capital lease obligations) 2,146 2,230 (84)

Net Debt 1,823 2,001 (178)

D/E Ratio (Net) 0.53 0.61 (0.08)

Cash Flows 6 months

ended June 30, 2008 6 months

ended June 30, 2007

Cash provided by operating activities 448 472

Net income(+131), depreciation and amortization expense(+332)

Cash used in investing activities (201) (248)

Capital expenditure(173) and acquisition expenditure(28)

Free Cash Flow *1 204 180

(Cash provided by operating activities 448) - (Capital expenditure incl. Capital Lease 244)

Cash used in financing activities (154) (135)

Net decrease in debt(84) and principal payment of capital lease (85)

Increase/(decrease) in cash 94 89

*1 Operating Cash Flow and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.

For related definitions and reconciliations, see the Investor Relations section of the Liberty Global Inc. website (www.lgi.com).

OCF (Operating Cash Flow) : Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, depreciation, and amortization)

(Note)

Amount and percentages are calculated based on financial statements in Change column.

J:COM

Highlights of 2008 1H (2/2)

July 29, 2008
Jupiter Telecommunications Co., Ltd.

Explanation of changes
Three subsidiaries (J:COM Kansai, Cable West and Hokusetsu Cable Net) merged to create J:COM West.(-2), Kyoto Cable Communications became subsidiary.(+1)
JSBC2 was sold(-1)
Kyoto Cable Communications became subsidiary.(-1)

Consolidated systems

Operational Data	As of June 30, 2008	As of June 30, 2007	Change
RGUs			
CATV	2,245,500	2,137,600	107,900
of which digital service	1,640,300	1,264,100	376,200
HS Internet access	1,280,600	1,157,200	123,400
Telephony	1,404,900	1,213,100	191,800
Total	4,931,000	4,507,900	423,100
Customers connected	2,759,600	2,582,100	177,500
Homes passed	9,940,100	9,315,600	624,500
Average number of RGUs per customer	1.79	1.75	0.04
Rate of customers taking 3 services	25.7%	23.5%	2.2%
ARPU *2 (Average revenue per customer per month)	\7,754	\7,653	\101
Monthly churn rate*3			
CATV	1.1%	1.1%	0.0%
HS Internet access	1.3%	1.4%	0.1%
Telephony	0.8%	0.8%	0.0%

【Reference】

Kyoto Cable Communications *4

Kobe Cablevision *4

Operational Data	As of June 30, 2008
RGUs	
CATV	7,100
of which digital service	0
HS Internet access	1,700
Telephony	-
Total	8,800
Customers connected	7,100
Homes passed	60,300

【Reference】

Total of managed systems

July 29, 2008

Jupiter Telecommunications Co., Ltd.

J:COM Group As of June 30, 2008 As of Dec. 31, 2007 Change Explanation of changes

Consolidated subsidiaries

CATV company 19 20 (1) (a)

Others 11 12 (1)

Total 30 32 (2) (1)

Equity-method affiliates

CATV company 2 3 (1) (b)

Others 8 8 0

Total 10 11 (1) (2)

Group total(1)+(2) 40 43 (3)

CATV company Total

(a) + (b) 21 23 (2)

Consolidated systems Reference

Operational Data As of June 30, 2008 As of June 30, 2007 Change Operational Data As of June 30, 2008

Kyoto Cable Communications *4

RGUs RGUs

CATV 2,245,500 2,137,600 107,900 CATV 20,600

of which digital service 1,640,300 1,264,100 376,200 of which digital service of which digital service 12,600

HS Internet access 1,280,600 1,157,200 123,400 HS Internet access HS Internet access 9,900

Telephony 1,404,900 1,213,100 191,800 Telephony -

Total 4,931,000 4,507,900 423,100 Total 30,500

Customers connected 2,759,600 2,582,100 177,500 Customers connected 25,600

Homes passed 9,940,100 9,315,600 624,500 Homes passed 303,000

Average number of RGUs per customer 1.79 1.75 0.04

Kobe Cablevision *4

Rate of customers taking 3 services 25.7% 23.5% 2.2% RGUs

CATV 7,100

ARPU *2 \7,754 \7,653 \101 of which digital service 0

(Average revenue per customer per month) HS Internet access 1,700

Monthly churn rate *3 Telephony -

CATV 1.1% 1.1% 0.0% Total 8,800

HS Internet access 1.3% 1.4% 0.1% Customers connected 7,100

Telephony 0.8% 0.8% 0.0% Homes passed 60,300

Reference

Total of managed systems

Operational Data As of June 30, 2008 As of June 30, 2007 Change

RGUs

CATV 2,331,600 2,224,000 107,600

of which digital service 1,698,000 1,308,800 389,200

HS Internet access 1,324,600 1,199,100 125,500

Telephony 1,464,800 1,269,100 195,700

Total 5,121,000 4,692,200 428,800

Customers connected 2,873,700 2,693,400 180,300

Homes passed 10,480,300 9,849,300 631,000

Average number of RGUs per customer 1.78 1.74 0.04

Rate of customers taking 3 services 25.4% 23.3% 2.1%

ARPU *2 \7,736 \7,641 \95

(Average revenue per customer per month)

Monthly churn rate *3

CATV 1.1% 1.1% 0.0%

HS Internet access 1.4% 1.4% 0.0%

Telephony 0.8% 0.8% 0.0%

*2: ARPU per customer connected is calculated as follows: average total revenue of our systems (excluding installation, poor reception, and other revenues) for the period, divided by the weighted-average number of connected customers during the period. Monthly average for January - June, 2008 and 2007.

*3: Churn Rate = number of disconnects from a service for the period / the monthly weighted average number of subscribers / 6

*4: A managed system or operations that became part of J:COM’s consolidated group after 1H of 2007. Subscriber numbers of the newly consolidated system and operations are included in Operational Data for “Consolidated systems” and “Total of managed systems.” These numbers are subject to change once they are unified under J:COM’s calculation method. Kobe Cablevision has been merged with Cable Net Kobe-Ashiya Co., Ltd.